Exhibit 4.1

AMENDMENT NO. 1 TO
RIGHTS AGREEMENT

This Amendment No. 1 to Rights Agreement (this “Amendment”) is dated as of May 4, 2012 (the “Effective Date”) and amends the Rights Agreement, dated as of February 24, 2006 (the “Rights Agreement”), between Ecolab Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., successor Rights Agent to Computershare Investor Services, LLC, a Delaware limited liability company, as Rights Agent (the “Rights Agent”).  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Rights Agreement.

WHEREAS, on May 3, 2012, the Board of Directors of the Company determined it is in the best interests of the Company and its stockholders to amend the Rights Agreement on the terms set forth herein;

WHEREAS, in accordance with Section 27 of the Rights Agreement, prior to the Distribution Date, the Company and the Rights Agent may, if the Company so directs,  supplement or amend the Rights Agreement without the approval of any holders of certificates representing shares of Common Stock;

WHEREAS, the Rights Agent is hereby directed to enter into this Amendment; and

WHEREAS, an officer of the Company has delivered to the Rights Agent a certificate as to the compliance of this Amendment with the terms of Section 27 of the Rights Agreement.

NOW, THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

1.             Amendment of the Rights Agreement.

(a)           Section 1(b)(iv) of the Rights Agreement is hereby deleted and replaced with the following, with subsequent clauses of Section 1(b) being renumbered accordingly:

(iv)  Cascade Investment, L.L.C., Bill & Melinda Gates Foundation Trust, Michael Larson or any Controlled Affiliate or Associate (as defined in the Stockholder Agreement) (collectively, the “Cascade Affiliates” and each, a “Cascade Affiliate”), so long as the Stockholder Agreement has not been terminated and the Cascade Parties (as defined in the Stockholder Agreement) are in compliance (as determined in good faith by the Company’s Board) with the terms thereof;

(v)  William H. Gates III or Melinda French Gates, so long as (A) they do not beneficially own any shares of Common Stock other than indirectly through a Cascade Affiliate and (B) the Stockholder Agreement has not

been terminated and the Cascade Parties (as defined in the Stockholder Agreement) are in compliance (as determined in good faith by the Company’s Board) with the terms thereof; or

(b)           Section 1(e)(i) of the Rights Agreement is hereby deleted and replaced with the following, with subsequent clauses of Section 1(e) being renumbered accordingly:

(i)  any Cascade Affiliate to be an Adverse Person, so long as the Stockholder Agreement has not been terminated and the Cascade Parties (as defined in the Stockholder Agreement) are in compliance (as determined in good faith by the Company’s Board) with the terms thereof,

(ii)  William H. Gates III or Melinda French Gates to be an Adverse Person, so long as (A) they do not beneficially own any shares of Common Stock other than indirectly through a Cascade Affiliate and (B) the Stockholder Agreement has not been terminated and the Cascade Parties (as defined in the Stockholder Agreement) are in compliance (as determined in good faith by the Company’s Board) with the terms thereof, or

(c)           Section 1(e)(ii) of the Rights Agreement is hereby amended by deleting the words “the Board shall not declare”.

(d)           Section 1(h) of the Rights Agreement, defining the terms “Beneficial Owner” and “beneficially own”, is hereby amended by deleting the word “or” from the end of clause (ii) thereof, adding the word “or” to the end of clause (iii) thereof, and adding the following clause (iv):

(iv)  that are the subject of any option, warrant, convertible security, swap, stock appreciation right or other agreement related to the Common Stock or with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the Common Stock or with a value derived in whole or in part from the value of the Common Stock, whether or not such instrument or right shall be subject to settlement in shares of Common Stock or otherwise, that is directly or indirectly beneficially owned by such Person or to which such Person is a party, but not including (A) interests in broad-based index options, broad-based index futures or broad-based publicly traded market baskets or indices of stocks or (B) shares of Common Stock that are the subject of or borrowed in connection with a short position entered into by such Person so long as such Person does not have voting rights in such shares.  In determining the number of shares of Common Stock “beneficially owned” by virtue of the operation of this Section 1(h)(iv), the subject Person shall be deemed to “beneficially own” (without duplication) the notional or other number of shares of Common Stock specified in the documentation evidencing the derivative position as being subject to be acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part, and in any case (or if no such number of shares of Common Stock is specified in such documentation or otherwise), as determined by the Company’s Board in good faith to be the number of shares of Common Stock to which the derivative position relates;

(e)           Section 1 of the Rights Agreement is hereby amended by inserting the following Section 1(l), defining the terms “Cascade Affiliates” and “Cascade Affiliate”, immediately following Section 1(k), defining the term “By-Laws”, with subsequent subsections of Section 1 being renumbered accordingly:

(l)            “Cascade Affiliates” and “Cascade Affiliate” shall have the meaning set forth in Section 1(b)(iv) hereof.

(f)            Section 1(x) of the Rights Agreement, defining the term “Henkel”, is hereby deleted, with subsequent subsections of Section 1 being renumbered accordingly.

(g)           Section 1(pp) of the Rights Agreement, defining the term “Stockholder’s Agreement”, is hereby deleted and replaced with the following:

(pp)         “Stockholder Agreement” shall mean that certain Agreement, dated as of May 4, 2012, among Cascade Investment, L.L.C., Bill & Melinda Gates Foundation Trust and the Company (including any amendments thereto approved by the Company’s Board).

(h)           Section 11(a)(ii)(A) of the Right Agreement is hereby amended by deleting clause (3) thereof and inserting the word “or” immediately before clause (2) thereof.

2.             No Other Amendment; Effect of Amendment. Except as and to the extent expressly modified by this Amendment, the Rights Agreement and the exhibits thereto shall remain in full force and effect in all respects without any modification. This Amendment shall be deemed an amendment to the Rights Agreement and shall become effective on the Effective Date. In the event of a conflict or inconsistency between this Amendment and the Rights Agreement and the exhibits thereto, the provisions of this Amendment shall govern.

3.             Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

4.             Severability.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this

Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

5.             Descriptive Headings. Descriptive headings in this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

6.             Further Assurances. Each of the parties to this Amendment shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Amendment, the Rights Agreement and the transactions contemplated hereunder and thereunder.

7.             Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Rights Agreement as of the date first above written.

ECOLAB INC.

By:	/s/James J. Seifert
	Name:	James J. Seifert
	Title:	Executive Vice President, General Counsel and Secretary

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/Dennis V. Moccia

Name:	Dennis V. Moccia
Title:	Manager, Contract Administration